EXHIBIT 10.6
Cardinal Health
Contract Sales & Services
7000 Cardinal Place
Dublin, OH 43017
614.757.5900 main
www.cardinal.com
November 10, 2006
Mr. A.J. Kazimi
Cumberland Pharmaceuticals, Inc.
2525 West End Avenue, Suite 950
Nashville, Tennessee 37203

Re:	Contract Sales and Services Agreement dated May 16, 2006, by and between Cardinal Health PTS, LLC (“Cardinal Health”) and Cumberland Pharmaceuticals, Inc. (“Cumberland”), as amended by First Amendment to Contract Sales and Services Agreement dated July 19, 2006 (collectively referred to as the “Agreement”)
Dear Mr. Kazimi:
     As you may already know, Cardinal Health has signed a definitive agreement to sell its Healthcare Marketing Services division to Platinum Equity. This transaction includes Cardinal Health’s Contract Sales Organization (“CSO Business”) that is providing detailing and sampling services under the Agreement. Cardinal Health and Platinum Equity expect the transaction to close before the end of 2006.
     In connection with the sale of the CSO Business, Cardinal Health will need to assign the Agreement to Platinum Equity. As Section 18.7 of the Agreement requires Cumberland to consent to an assignment of the Agreement, we are requesting that Cumberland provide its consent by signing the Consent to Assignment attached.
     We look forward to continuing to provide you the same high level of service you expect and deserve. Please feel free to contact me at Tel: (614) 757-5117 with any questions you may have about this transition. We would like to receive your consent as soon as possible, but no later than November 22, 2006.
     Thank you for your assistance in this matter.
Very Truly Yours,
/s/ Thomas Dimke
Thomas Dimke
Senior Vice President & General Manager,
Cardinal Health Contract Sales and Service

cc:	Mr. Martin S. Brown, Jr.
Adams and Reese / Stokes Bartholomew LLP
424 Church Street, Suite 2800
Nashville, Tennessee 37219

CONSENT TO ASSIGNMENT
   Cumberland Pharmaceuticals, Inc. hereby consents to and approves the assignment by Cardinal Health PTS, LLC of all of their rights, title, interests and obligations in and under the Contract Sales and Services Agreement dated May 16, 2006, by and between Cardinal Health PTS, LLC and Cumberland Pharmaceuticals, Inc., as amended by First Amendment to the Contract Sales and Services Agreement dated July 19, 2006 (collectively referred to as the “Agreement”) to PG Holding Corporation, a Delaware corporation. This consent and approval is given pursuant to Section 18.7 of the Agreement.
         Dated as of November     21     , 2006

CUMBERLAND PHARMACEUTICALS, INC.

By:	/s/ A. J. Kazimi

Name:	A.J. Kazimi

Title:	Chief Executive Officer